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Exhibit 4.5

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LAB INTERNATIONAL INC.

STOCK OPTION PLAN

1.     PURPOSE

        The purpose of this stock option plan (the "Plan") is to authorize the grant to service providers for LAB International Inc. (the "Corporation") of options to purchase common shares ("shares") of the Corporation's capital and thus benefit the Corporation by enabling it to attract, retain and motivate service providers by providing them with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2.     ADMINISTRATION

        The Plan shall be administered by the board of directors of the Corporation or a committee established by the board of directors for that purpose (the "Committee"). Subject to approval of the granting of options by the board of directors or Cormnittee, as applicable, the Corporation shall grant options under the Plan.

3.     SHARES SUBJECT TO PLAN

        Subject to adjustment under the provisions of paragraph 12 hereof, the aggregate number of shares of the Corporation which may be issued and sold under the Plan will not exceed 1,500,000 shares. The total number of shares which may be reserved for issuance to any one individual under the Plan shall not exceed 5% of the outstanding issue. The Corporation shall not, upon the exercise of any option, be required to issue or deliver any shares prior to (a) the admission of such shares to listing on any stock exchange on which the Corporation's shares may then be listed, and (b) the completion of such registration or other qualification of such shares under any law, rules or regulation as the Corporation shall determine to be necessary or advisable. If any shares cannot be issued to any optionee for whatever reason, the obligation of the Corporation to issue such shares shall terminate and any option exercise price paid to the Corporation shall be returned to the optionee. Any issue of options under the Plan is subject to the approval of the Toronto Stock Exchange (the "TSE") if the shares are listed on the TSE.

4.     LIMITS WITH RESPECT TO INSIDERS

  (a)
  The maximum number of shares which may be reserved for issuance to insiders under the Plan, any other employer stock option plans or options for services, shall be 10% of the shares issued and outstanding at the time of the grant (on a non-diluted basis),

  (b)
  The maximum number of shares which may be issued to insiders under the Plan, together with any other previously established or proposed share compensation arrangements, within any one year period shall be 10% of the outstanding issue. The maximum number of shares which may be issued to any one insider and his or her associates under the Plan, together with any other previously established or proposed share compensation arrangements, within a one year period shall be 5% of the shares outstanding at the time of the grant (on a non-diluted basis).

  (c)
  Any entitlement to acquire shares granted pursuant to the Plan, any other employer stock option plans, options for services or any other share compensation agreement, prior to the optionee becoming an insider, shall be excluded for the purposes of the limits set out in paragraphs (a) and (b) above.

5.     ELIGIBILITY

        Options shall be granted only to service providers for the Corporation. The term "service providers for the Corporation" means (a) any full or part-time employee or officer, or insider of the Corporation or any of its subsidiaries; (b) any other person or company engaged to provide ongoing management or consulting services for the Corporation or any entity controlled by the Corporation (any person in (a) or (b) hereinafter referred to as an "Eligible Person"); (c) any registered retirement savings plan established by such Eligible Person, or any corporation controlled by such Eligible Person, the issued and outstanding voting shares of which are, and will continue to be, beneficially owned, directly or indirectly, by such Eligible Person and/or the spouse, children and/or grandchildren of such Eligible Person. The terms "insider", "controlled" and "subsidiary" shall have the meanings ascribed thereto in the Company Manual of the Toronto Stock Exchange from time to time. Subject to the foregoing, the board of directors or Committee, as applicable, shall have full and final authority to determine the persons who are to be granted options under the Plan and the number of shares subject to each option.

6.     PRICE

        The purchase price (the "Price") for the shares of the Corporation under each option shall be determined by the board of directors or Committee, as applicable, on the basis of the market price, where "market price" shall mean the prior trading day closing price of the shares of the Corporation on the TSE if the shares are listed on the TSE or if the shares are not listed on the TSE, on any other stock exchange on which the shares are listed or on any dealing network on which the shares are quoted for unlisted trading privileges, and where there is no such closing price, "market price" shall mean the closing price on the last day on which a trade in the shares occurred on the TSE or if the shares are not listed on the TSE, on any other stock exchange on which the shares are listed or on any dealing network on which the shares are quoted for unlisted trading privileges. In no event shall the Price be less than the market price on the TSE, if the shares of the Corporation are then listed on such exchange.

7.     PERIOD OF OPTION AND RIGHTS TO EXERCISE

        Subject to the provisions of this paragraph 7 and paragraphs 8, 9, 10 and 17 below, options will be exercisable in whole or in part, and from time to time, during the currency thereof. Options shall not be granted for a term exceeding ten years. The shares to be purchased upon each exercise of any option (the "optioned shares") shall be paid for in full at the time of such exercise. Except as provided in paragraphs 8, 9, 10 and 17 below, no option which is held by a service provider may be exercised unless the optionee is then a service provider for the Corporation.

8.     CESSATION OF PROVISION OF SERVICES

        Subject to paragraph 10 below, if any optionee who is a service provider shall cease to be a service provider for the Corporation for any reason (except as otherwise provided in paragraphs 9 or 10) the optionee may, but only within the period of ninety days next succeeding such cessation and in no event after the expiry date of the optionee's option, exercice the optionnee's option.

9.     DEATH OF OPTIONEE

        Subject to paragraph 10 below, in the event of the death of an optionee during the currency of the optionee's option, the option theretofore granted to the optionee shall be exercisable within, but only within, the period of one year next succeeding the optionee's death, and in no event after the expiry date of the option. Before expiry of an option under this paragraph 9, the board of directors or Committee, as applicable, shall notify the optionee's representative in writing of such expiry.

10.   EXTENSION OF OPTION

        In addition to the provisions of paragraphs 8 and 9, the board of directors or Committee, as applicable, may extend the period of time within which an option held by a deceased optionee may be exercised or within which an option may be exercised by an optionee who has ceased to be a service provider for the Corporation, but such an extension shall not be granted beyond the original expiry date of the option. Any extensions of options granted under this Plan are subject to applicable regulatory approval.

11.   NON-TRANSFERABILITY AND ASSIGNABILITY OF OPTION

        No option granted under the Plan shall be transferable or assignable by an optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during an optionee's lifetime, only by the optionee.

12.   ADJUSTMENTS IN SHARES SUBJECT TO PLAN

        The aggregate number and kind of shares available under the Plan shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Corporation. The options granted under the Plan may contain such provisions as the board of directors or Committee, as applicable, may determine with respect to adjustments to be made in the number and kind of shares covered by such options and in the option price in the event of any such change.

13.   AMENDMENT AND TERMINATION OF THE PLAN

        The board of directors or Committee, as applicable, may at any time amend or terminate the Plan, but where amended, such amendment is subject to regulatory approval, including, without limitation, the approval of the TSE if the shares are listed on the TSE.

14.   EFFECTIVE DATE OF THE PLAN

        The Plan becomes effective on the date of its approval by the shareholders of the Corporation.

15.   EVIDENCE OF OPTIONS

        Each option granted under the Plan shall be embodied in a written option agreement between the Corporation and the optionee which shall give effect to the provisions of the Plan.

16.   EXERCISE OF OPTION

        Subject to the provisions of the Plan and the particular option, an option may be exercised from time to time by delivering to the Corporation at its registered office a written notice of exercise specifying the number of shares with respect to which the option is being exercised and accompanied by payment in cash or certified cheque for the full amount of the purchase price of the shares then being purchased,

        Upon receipt of a certificate of an authorized officer directing the issue of shares purchased under the Plan, the transfer agent is authorized and directed to issue and countersign share certificates for the optioned shares in the name of such optionee or the optionee's legal personal representative or as may be directed in writing by the optionee's legal personal representative.

17.   VESTING RESTRICTIONS

        Options may, at the discretion of the board of directors or Committee, as applicable, provide that the number of shares which may be acquired pursuant to the option shall not exceed a specified number or percentage each year during the term of the option.

18.   NOTICE OF SALE OF ALL OR SUBSTANTIALLY ALL SHARES OR ASSETS

        If at any time when an option granted under this Plan remains unexercised with respect to any optioned shares:

  (a)
  the Corporation seeks approval from its shareholders for a transaction which, if completed, would constitute an Acceleration Event; or

  (b)
  a third party makes a bona fide formal offer or proposal to the Corporation or its shareholders which, if accepted, would constitute an Acceleration Event;

the Corporation shall notify the optionee in writing of such transaction, offer or proposal as soon as practicable and, provided that the board of directors or Committee, as applicable, has determined that no adjustment shall be made pursuant to section 12 hereof, (i) the board of directors or Committee, as applicable, may permit the optionee to exercise the option granted under this Plan, as to all or any of the optioned shares in respect of which such option has not previously been exercised (regardless of any vesting restrictions), during the period specified in the notice (but in no event later than the expiry date of the option), so that the optionee may participate in such transaction, offer or proposal; and (ii) the board of directors or Committee, as applicable, may require the acceleration of the time for the exercise of the said option and of the time for the fulfilment of any conditions or restrictions on such exercise.

        For these purposes, an Acceleration Event means:

  (a)
  the acquisition by any "offeror" (as defined in Part XX of the Securities Act (Ontario)) of beneficial ownership of more than 50% of the outstanding voting securities of the Corporation, by means of a take-over bid or otherwise;

  (b)
  any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger;

  (c)
  any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation; or

  (d)
  the approval by the shareholders of the Corporation of any plan of liquidation or dissolution of the Corporation.

19.   RIGHTS PRIOR TO EXERCISE

        An optionee shall have no rights whatsoever as a shareholder in respect of any of the optioned shares (including any right to receive dividends or other distributions therefrom or thereon) other than in respect of optioned shares in respect of which the optionee shall have exercised the option to purchase hereunder and which the optionee shall have actually taken up and paid for.

20.   GOVERNING LAW

        This Plan shall be construed in accordance with and be governed by the laws of the Province of Ontario and shall be deemed to have been made in said Province, and shall be in accordance with all applicable securities laws.

21.   EXPIRY OF OPTION

        On the expiry date of any option granted under the Plan, and subject to any extension of such expiry date permitted in accordance with the Plan, such option hereby granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the optioned shares in respect of which the option has not been exercised.

LAB INTERNATIONAL INC.

STOCK OPTION PLAN

AMENDMENT #1

        This amendment to the Stock Option Plan (the "Plan") have been approved by the shareholders of LAB International Inc. (the "Corporation") at its annual and special meeting held on May 20, 2003.

1.     SHARES SUBJECT TO PLAN

        The paragraph 3 of the Plan has been modified to increase the number of Common Shares issuable upon exercise of stock options granted under the Plan from 1,500,000 to 3,000,000.

2.     ELIGIBILITY

        The paragraph 5 of the Plan provided that options may be granted to "service providers" for the Corporation which is defined generally to mean any full or part-time employee, officer or insider of the Corporation or any its subsidiaries, any person or company engaged to provide ongoing management or consulting services for the Corporation or any entity controlled by the Corporation and any registered retirement savings plan established by an eligible participant or any corporation controlled by an eligible participant, or by the spouse, children or grandchildren of an eligible participant. For greater certainty, and to permit greater flexibility to grant options to those who are in a position to contribute to achieving the objectives of the Plan, the paragraph 5 is amended to clearly state that the term "service providers" includes:

  (i)
  directors of the Corporation or any of its subsidiaries;

  (ii)
  members of any committee of the board of directors of the Corporation; and

  (iii)
  a trust in which an eligible participant has a substantial beneficial interest or in which an eligible participant serves as trustee,

3.     CESSATION OF PROVISION OF SERVICES

        The paragraph 8 of the Plan provided that, except in the case of death, if an optionee ceases to be a service provider for the Corporation for any reason, the optionee may, within the period of 90 days following the cessation (but not after the expiry date of the option) exercise the option. Paragraph 10 allows the board of directors to extend the period (but not beyond the expiry date) during which an option may be exercised in such circumstances. The paragraph 8 is amended to provide that:

  (b)
  an option held by an employee who voluntarily terminates his or her employment or who is terminated with serious reason would cease to be exercisable immediately, subject to paragraph 10; and

  (c)
  an option held by an external service provider which ceases to be a service provider would continue to be exercisable for the period determined by the board of directors pursuant to paragraph 10.

4.     GOVERNING LAW

        The paragraph 20 of the Plan provides that it is to be governed by the laws of Ontario, The governing law jurisdiction is changed to the Province of Quebec where the Corporation and all of its employees are located.

LAB INTERNATIONAL INC.

STOCK OPTION PLAN

AMENDMENT #2

        This amendment to the Stock Option Plan (the "Plan") has been approved by the shareholders of LAB International Inc. (the "Corporation") at its annual and special meeting held on May 25, 2004.

1.     SHARES SUBJECT TO PLAN

        The paragraph 1 of the Amendment #1 of the Plan has been modified to increase the number of Common Shares issuable upon exercise of stock options granted under the Plan from 3,000,000 to 4,000,000.

LAB INTERNATIONAL INC.

STOCK OPTION PLAN

AMENDMENT #3

        This amendment to the Stock Option Plan (the "Plan") has been approved by the board of directors of LAB International Inc. (the "Corporation") on July 13th, 2004.

I.     SHARES SUBJECT TO PLAN

        The paragraph 3 of the Plan has been modified by deleting the last sentence so that the approval of the Toronto Stock Exchange (the "TSE") is no longer required for the issue of options by the Corporation.

LAB INTERNATIONAL INC.

STOCK OPTION PLAN

AMENDMENT #4

        This amendment to the Stock Option Plan (the "Plan") has been approved by the shareholders of LAB International Inc. (the "Corporation") at its annual and special meeting held on May 10, 2005.

1.     Shares Subject to Plan

        Paragraph 3 of the Plan has been modified by increasing the number of Common Shares issuable upon the exercise of stock options granted under the Plan from 4,000,000 to 10% of the Common Shares issued and outstanding (on a non-diluted basis) at the time of the grant.

QuickLinks

  Exhibit 4.5
LAB INTERNATIONAL INC. STOCK OPTION PLAN
LAB INTERNATIONAL INC. STOCK OPTION PLAN AMENDMENT #1
LAB INTERNATIONAL INC. STOCK OPTION PLAN AMENDMENT #2
LAB INTERNATIONAL INC. STOCK OPTION PLAN AMENDMENT #3
LAB INTERNATIONAL INC. STOCK OPTION PLAN AMENDMENT #4